UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Twentyfour/seven Ventures, Inc.

(Exact name of registrant as specified in its charter)

Colorado	20-8594615
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

132 W. 11th Avenue
Denver, CO	80204
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

   None-

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the

following box.   [X]

Securities Act registration statement file number to which this form relates:

   333-186068

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $.001	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered

See "Description of Securities" in Twentyfour/seven Ventures, Inc.’s Registration Statement on Form S-1 (File No. 333-186068) that is hereby incorporated by reference.

Item 2.   Exhibits

3  Articles of Incorporation, By-Laws incorporated by reference to Form S-1 filed

      January 17, 2013

     (i)  Articles of Incorporation and amendment.

    (ii)  By-Laws.

10  Agency Agreement between A Alpha Bail Bonds and Bankers Insurance Group incorporated by reference to Form S-1 amendment 1 filed April 26, 2013

99   Fee Distribution Outline incorporated by reference to Form S-1 amendment 5 filed

        July 25, 2013

See "Exhibits" in Twentyfour/seven Ventures, Inc.'s Registration Statement on Form S-1 (File No. 333-186068) that is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Twentyfour/seven Ventures Inc.

/s/ Robert M. Copley, Jr.

By: Robert M. Copley, Jr.

Chief Executive Officer

Dated:   April 10, 2014

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